UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2024
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	MPLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on May 13, 2024 (the “Original Filing”) by MPLX LP. The Original Filing reported the appointment of Maryann T. Mannen as President and Chief Executive Officer of MPLX GP LLC (“MPLX GP”), the general partner of MPLX LP (“MPLX”), effective August 1, 2024. Ms. Mannen succeeds Michael J. Hennigan, who ceased to serve as President and Chief Executive Officer effective August 1, 2024. Also effective August 1, 2024, Mr. Hennigan was elected Executive Chairman of MPLX GP’s board of directors. At the time of the Original Filing, compensation adjustments in connection with Ms. Mannen’s and Mr. Hennigan’s new roles had not been determined. MPLX hereby amends the Original Filing to include information related to compensation adjustments in Item 5.02 below. Other than providing the additional information in Item 5.02 below, no other disclosure in the Original Filing is amended by this Form 8-K/A.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MPLX does not directly employ any of the personnel responsible for managing and operating its business. Rather, MPLX contracts with Marathon Petroleum Corporation (“MPC”) to provide the necessary personnel, all of whom are directly employed by MPC or one of its affiliates.

On July 31, 2024, the board of directors of MPC approved the compensation changes below in connection with the appointment of Ms. Mannen to Chief Executive Officer of MPC and the transition of Mr. Hennigan to Executive Chairman of the board of directors of MPC.

Effective August 1, 2024, Ms. Mannen's annualized base salary as MPC’s Chief Executive Officer was increased to $1,400,000, and her target bonus opportunity under MPC’s annual cash bonus (“ACB”) program was increased to 165% of her base salary. As additional incentive compensation for serving in her new role for the remainder of 2024, Ms. Mannen has also received a one-time long-term incentive (“LTI”) award under MPC’s LTI award program of $2,917,000 in connection with her appointment as MPC’s Chief Executive Officer, which, when taken together with her prior 2024 LTI award of $5,000,000, reflects an annualized LTI target award value of $12,000,000.

Effective August 1, 2024, Mr. Hennigan’s annualized base salary as MPC’s Executive Chairman has been reduced to $1,050,000. No changes have been made to Mr. Hennigan’s target bonus opportunity percentage under MPC’s ACB program or his target award value under MPC’s LTI award program for 2024. Mr. Hennigan’s target award value under MPC’s LTI award program is expected to be reduced to $8,880,000 for 2025.

Descriptions of MPC’s ACB and LTI award programs are included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2023 (“MPLX’s 10-K”). Ms. Mannen and Mr. Hennigan will also continue to be eligible to participate in MPC’s other benefit plans and programs such as health and life insurance, income protection in a circumstance of long-term and short-term disability and retirement and severance benefits plans, descriptions of which are included in MPLX’s 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: August 6, 2024	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Chief Legal Officer and Corporate Secretary